CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Fidelity Magellan Fund, of our report dated May 5, 1997 on the financial statements and financial highlights included in the March 31, 1997 Annual Report to Shareholders of Fidelity Magellan Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
May 15, 1997